Consent of Independent Certified Public Accountants

     We have issued our report dated March 21, 1997 accompanying the financial statements of Pennsylvania Insured Municipals Income Trust,
Series 5 as of December 31, 1996, and for the period then ended, contained in this Post-Effective Amendment No. 18 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".






                                        Grant Thornton LLP



Chicago, Illinois
April 24, 1997